       NEWS RELEASE

 FOR IMMEDIATE RELEASE:

Contacts:
                                                                                                    336.664.1233

Douglas DeLieto
Vice President of Investor Relations

Dean Priddy
Chief Financial Officer

RF MICRO DEVICES UPDATES FOURTH QUARTER BUSINESS OUTLOOK

Company Anticipates Sequential Revenue Growth In June Quarter

Conference Call Scheduled for April 14, 2005 at 5:00 p.m. Eastern Time

GREENSBORO, NC, April 14, 2005 - RF Micro Devices, Inc. (Nasdaq: RFMD), a leading provider of proprietary radio frequency integrated circuits (RFICs) for wireless communications applications, announced today that it will host a conference call on April 14 at 5:00 p.m. Eastern Time to discuss updated financial guidance based on preliminary unaudited results for its fiscal 2005 fourth quarter ended March 31, 2005.

Based upon the preliminary review of unaudited financial results, RF Micro Devices currently anticipates its revenue for the March 2005 quarter will be approximately $150 million, which represents the low end of the range provided by the Company on January 25, 2005.  In addition, the Company currently anticipates that GAAP and pro forma per share results will be adversely impacted by lower-than-anticipated gross profit, resulting from increased inventory reserves and efforts during the quarter to reduce the value of the Company's inventory.  The Company also anticipates that its financial results will be adversely impacted by greater-than-anticipated product development expenses, related primarily to the Company's efforts to speed time to market for its POLARIS™ TOTAL RADIO™ modules, its next-generation cellular transceivers and its world-leading power amplifier (PA) modules.  These factors are in addition to the anticipated effect of the discontinuation of the Company's wireless local area network (WLAN) chipset development efforts, announced on February 28, 2005.

RF Micro Devices currently expects that its net loss per share for the quarter ended March 31, 2005 will be approximately ($0.33) to ($0.34) per share on a GAAP basis and approximately ($0.08) to ($0.09) per share on a pro forma basis.  The pro forma results exclude the effects of the previously announced discontinuation of the WLAN chipset development efforts, deferred compensation and intangible amortization and an accounting correction related to lease expenses for prior periods, which amount to approximately ($0.22), ($0.01) and ($0.01) per share, respectively.  In its January 25, 2005 earnings release and conference call, the Company had previously forecasted a GAAP net loss per share for the March quarter of approximately ($0.03) to ($0.04) and a pro forma net loss per share for the March quarter of approximately ($0.01) to ($0.03).

Dean Priddy, chief financial officer of RF Micro Devices, commented, "The Company's quarterly revenue will be within the range of our previous guidance, driven by growth in EDGE cellular transceivers and infrastructure products, relative flatness in wireless connectivity and a seasonal decline in cellular PAs.  The inventory reserves taken this quarter were related primarily to three products.  Two of the products - our first-generation POLARIS™ 2 transceiver and our first-generation PowerStar® PA - have been succeeded by next-generation products, while the third - our WLAN 802.11g transceiver - experienced less-than-anticipated demand.  Additionally, we believe the Company's efforts to reduce inventory levels and significant price reductions from several key suppliers will benefit margins in future periods.  In terms of expenses, we responded to our customers' requests to expedite several key products, including our industry-leading, highly integrated POLARIS™ TOTAL RADIO™ module, which enables our customers to bring out smaller, more highly integrated products and also provides RFMD with higher content per handset.  These products are now expected to commence mass production in the second half of 2005.

"We currently anticipate June quarterly revenue and gross margin will increase sequentially," Priddy concluded.

Bob Bruggeworth, chief executive officer of RF Micro Devices, commented, "While we are disappointed in our results for the quarter, we are pleased to have executed on a number of key new product initiatives.  During the March quarter, RF Micro Devices shipped its market-leading POLARIS™ 2 Total Radio™ transceiver into a growing portfolio of EDGE handsets.  We achieved sequential growth in POLARIS™ 2 transceiver shipments, despite normal seasonality in the handset market.

"The Company is positioned well for its upcoming fiscal year.  The handset industry continues to adopt next-generation air interface standards, such as EDGE and WCDMA, and RFMD's cellular power amplifiers command greater than 50% market share in both standards.  RFMD is also the leader in merchant market EDGE transceivers, having shipped greater than 4 million units to date.  The Company continues to expect it will increase its content in handsets this year as we launch transmit modules and our POLARIS™ Total Radio™ module solutions."

RF Micro Devices will conduct a conference call at 5:00 p.m. Eastern Time today to discuss today's press release.  The call will be hosted by Bob Bruggeworth, president and CEO of RF Micro Devices, and Dean Priddy, CFO of RF Micro Devices.  The call will be broadcast live over the Internet and can be accessed by any interested party at www.rfmd.com (under Investor Info).  The call will also be available live by dialing (303) 262-2193, and a replay will be available by dialing (303) 590-3000 and entering pass code 11028433.  The replay will be available until 5:00 p.m. Eastern Time on April 21, 2005.

RF Micro Devices plans to report its March quarterly financial results on April 26, 2005 at 4:00 p.m. Eastern Time and plans to host a conference call on April 26, 2005 at 5:00 p.m. Eastern Time.

RF Micro Devices believes pro forma reporting provides useful supplemental information to the investment community and facilitates a better understanding of its results of operations.  RF Micro Devices has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to analyze its financial performance without the impact of certain non-cash expenses or unusual items that may obscure trends in the Company's underlying performance.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

RF Micro Devices, Inc., an ISO 9001- and ISO 14001-certified manufacturer, designs, develops, manufactures and markets proprietary radio frequency integrated circuits (RFICs) for wireless communications products and applications. The Company is a leading supplier of power amplifiers, one of the most critical radio frequency (RF) components in cellular phones.  The Company is also the leading manufacturer of GaAs HBT, which offers distinct advantages over other technologies for the manufacture of current- and next-generation power amplifiers.  The Company's products are included primarily in cellular phones, base stations, wireless local area networks (WLANs), cable television modems and global positioning systems (GPS).  The Company derives revenue from the sale of standard and custom-designed products.  The Company offers a broad array of products including amplifiers, mixers, modulators/demodulators and single-chip transmitters, Bluetooth® products and receivers and transceivers that represent a substantial majority of the RFICs required in wireless subscriber equipment.  The Company's goal is to be the premier supplier of low-cost, high-performance integrated circuits and solutions for applications that enable wireless connectivity.  RF Micro Devices, Inc. is traded on the Nasdaq National Market under the symbol RFMD. For more information about RFMD, please visit www.rfmd.com.

This press release contains forward-looking statements that relate to RF Micro Devices' plans, objectives, estimates and goals. Words such as "expects," "anticipates," "intends," "plans," "projects," "believes" and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of wafer fabrication, molecular beam epitaxy and other foreign and domestic manufacturing facilities, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

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RF MICRO DEVICES®, RFMD®, POLARISTM TOTAL RADIOTM and PowerStar® are trademarks of RFMD, LLC.  BLUETOOTH is a trademark owned by Bluetooth SIG, Inc., U.S.A. and licensed for use by RF Micro Devices, Inc.